As filed with the Securities and Exchange Commission on July 1, 2019

Registration No. 333-227265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	27-0863354
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

10901 Red Circle Drive, Suite 150
Minnetonka, MN 55343

952-237-7412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Rosa

10901 Red Circle Drive, Suite 150
Minnetonka, MN 55343

952-237-7412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Phillip D. Torrence, Esq.

Gabrielle L. Sims, Esq.

Honigman LLP

650 Trade Centre Way, Suite 200

Kalamazoo, MI 49002

Phone: (269) 337-7702

Fax: (269) 337-7703

Approximate date of commencement of proposed sale to the public: Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

NeuroOne Medical Technologies Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to withdraw and remove from registration the unsold shares of the Company’s common stock, $0.001 par value per share, if any, previously registered for resale by the Company pursuant to the Registration Statement on Form S-1 (File No. 333-227265), originally filed with the Securities and Exchange Commission on September 10, 2018 and declared effective on February 7, 2019 (the “Registration Statement”).

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for resale that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, on July 1, 2019.

NeuroOne Medical Technologies Corporation

By:	/s/ David Rosa
David Rosa
Its:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Rosa and Paul Buckman and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Rosa	July 1, 2019
David Rosa
Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Buckman	July 1, 2019
Paul Buckman Director

/s/ Suraj Kalia	July 1, 2019
Suraj Kalia
Director

/s/ Jeffrey Mathiesen	July 1, 2019
Jeffrey Mathiesen
Director